Exhibit 99.2


                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         This First Amendment to Rights Agreement (the "First Amendment"), dated as of March 17, 2000, between Safety-Kleen Corp., a Delaware corporation (the "Company"), and Equiserve Trust Company, N.A. (the "Rights Agent").

                                   WITNESSETH:

                  WHEREAS, the Board of Directors of the Company on October 5, 1999 authorized the issuance of certain rights to purchase Common Stock of the Company and declared a dividend of such rights; and

                  WHEREAS, as of October 15, 1999, the Company and the Rights Agent entered into a Rights Agreement (the "Original Rights Agreement") to set forth their mutual agreements with respect to the rights authorized by the Board of Directors on October 5, 1999; and

                  WHEREAS, the Board of Directors of the Company on March 17, 2000 authorized an amendment to the terms of the Original Rights Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. Section 1(a) of the Original Rights Agreement is hereby amended and restated in its entirety as follows:

            "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the outstanding Common Stock; provided, however, that an Acquiring Person shall not include (i) an Exempt Person (as such term is hereinafter defined) or (ii) Laidlaw Inc., a Canadian corporation, unless Laidlaw Inc., together with the Affiliates and Associates (as such term is hereinafter defined) thereof, becomes the Beneficial Owner of more than 43,846,287 shares of Common Stock (as adjusted for any stock splits or stock dividends approved by the Board of Directors). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of such shares then outstanding, increases the proportionate number of shares beneficially owned by such person to 15% or more of the outstanding Common Stock; provided that if a Person (other than an Exempt Person) becomes the Beneficial Owner of 15% or more of the outstanding

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            Common Stock by reason of share  purchases by the Company and, after such share purchases by the Company, becomes the Beneficial Owner of any additional shares of Common Stock, such Person shall be deemed to be an "Acquiring Person." The word "outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then issued and outstanding which such Person would be deemed to own beneficially hereunder.

         2. Exhibit B to the Original Rights Agreement is hereby amended by deleting from the third paragraph thereof the second sentence, which reads:
"Notwithstanding the foregoing, neither Laidlaw Inc., a Canadian corporation, nor any Affiliate thereof, shall be deemed to be an Acquiring Person."

         3. This First Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         4. The First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         5. If any term, provision, covenant or restriction of this First Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this First Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         6. Except as specifically set forth in this First Amendment, the Original Rights Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.


Attest:

                                            SAFETY-KLEEN CORP.


By:  /s/Shawn Lavery DeJames           By:  /s/Henry H. Taylor
     -----------------------                ------------------------
     Shawn Lavery DeJames                   Henry H. Taylor
     Corporate Counsel                      Secretary

Attest:                                     EQUISERVE TRUST COMPANY, N.A.


By:  /s/Lawrence A Woods               By:  /s/Anita L. Fletcher
     -----------------------                ------------------------
     Lawrence A Woods                       Anita L. Fletcher
     Senior Account Manager                 Senior Account Manager